Exhibit 99.1

Ebix Q3 2022 Revenues Increased 35% YoY,

Q3 2022 Operating Income of $30.4 Million with 8% YoY Growth,

Q3 2022 Diluted EPS of $0.59 with 18% YoY Growth and Q3 2022 Operating

Cash Flow of $23.6 Million with 30% YOY Growth

JOHNS CREEK, GA – November 9, 2022 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare, and e-learning industries today announced the following results for the quarter ended September 30, 2022:

•	Revenues of $257.9 million

•	GAAP operating income of $30.4 million and Non-GAAP operating income of $33.6 million

•	GAAP Diluted EPS of $0.59 and Non-GAAP diluted EPS of $0.70.

Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Robin Raina, President & CEO, Ebix Inc. said, “On a constant currency basis, our Q3 2022 revenues grew by 43% year-over-year (“YoY”) to $274.8 million. We experienced the largest negative quarterly impact on reported revenues in Q3 2022 that we have seen in more than five years. Despite that reality our worldwide revenues increased 35% YoY and, excluding pre-paid cards, grew 29% YoY in Q3 2022. The main contributors to this strong growth were the Company’s EbixCash travel and foreign exchange/outward remittance revenues that grew a combined 145% YoY, EbixCash payment solutions revenues (primarily prepaid gift cards) growth of 39%, EbixCash BPO revenues YoY growth of 42%, Latin American revenue YoY growth of 55%, US Annuitynet revenue growth of 16% YoY, and e-learning revenue YoY growth of 110%. Our EbixCash exchange revenues, excluding our prepaid gift card business, generated 82% YoY growth in revenues in Q3 2022”

Robin said, “The Company’s RCS channel revenues grew 14% YoY in Q3 2022, while the insurance channel revenues decreased YoY by 2%. However, on a constant currency basis the insurance channel revenues were slightly higher in Q3 2022 YoY. The Company generated GAAP operating income of $30.4 million and EBITDA plus stock-based compensation of $35.8 million in Q3 2022. Year-to-date the Company has generated $107.1 million of EBITDA plus stock-based compensation. I am pleased with these results as they are in spite of the substantial negative effects of currency headwinds on both our revenues and operating income.”

Robin added, “We are confident of addressing the debt maturity and are pursuing a number of avenues to that extent. These avenues include the engagement of a reputed global investment bank in the US to act as our advisor to refinance the debt (name to be announced soon in a separate press release), securing pre-IPO investments in EbixCash through our India investment bankers, active engagement with a few international financial institutions to seek financing in Ebix, active engagement with a few banks to secure loans in India and of course the launch of the EbixCash IPO at the earliest. We have reason to believe that we can succeed on many of these fronts. We are expecting to report progress on a few of these fronts soon. Our goal remains to seek a structure that is in the best interests of all of our stakeholders and to carve a future for Ebix which could require materially reduced debt once the EbixCash IPO is launched and closed.”

Ebix delivered the following results for the third quarter of 2022:

Revenue: Q3 2022 revenue increased 35% to $257.9 million compared to $191.7 million in Q3 2021. On a constant currency basis, Q3 2022 revenues increased 43% year-over-year and would have been $16.9 million higher in the quarter but for foreign currency rate changes.

On a constant currency basis eight of the eleven major geographies worldwide had year-over-year revenue growth in Q3 2022. Insurance Exchanges revenues worldwide decreased year-over-year by 2%, but were slightly higher on a constant currency basis, while Risk Compliance Solutions revenue increased 14% year-over-year in the third quarter of 2022.

Exchanges, including EbixCash and our worldwide insurance exchanges, continued to be Ebix’s largest channel, accounting for 92% of Q3 2022 revenues.

(dollar amounts in thousands)
Channel	Q3 2022	Q3 2021	Change
EbixCash Exchanges	$196,113	$131,571	+49.1%
Insurance Exchanges	41,283	42,199	-2.2%
RCS	20,508	17,966	+14.1%

Total Revenue	$257,904	$191,736	+34.5%

Total Revenue on Constant Currency Basis	$274,765	$191,736	+43.3%

Operating Income and Operating Cash: GAAP Operating income for Q3 2022 of $30.4 million increased 8% year-over-year as compared to $28.1 million in Q3 2021, primarily due to solid revenue growth discussed above, offset in part by lower gross margins (due to material increase in YoY prepaid gift card revenues) and increased general and administrative expenses in Q3 2022 as compared to Q3 2021.

Non-GAAP operating income for Q3 2022 decreased 5% from $33.6 million as compared to $35.3 million in Q3 2021.

Cash generated from operations in Q3 2022 was $23.6 million, as compared to $18.2 million in Q3 2021 and $15.9 million in Q2 2022.

Earnings per Share: Q3 2022 GAAP diluted earnings per share was $0.59 as compared to $0.50 in Q3 2021, an 18% increase year-over-year despite the Company incurring $4.5 million of incremental interest expense in Q3 2022 versus Q3 2021, which equates to $0.15 per diluted share. Non-GAAP diluted earnings per share for Q3 2022 was $0.73.

Net Income: Q3 2022 GAAP net income increased 18% to $18.3 million compared to $15.5 million in Q3 2021. Q3 2022 non-GAAP net income was $22.5 million.

Q3 2022 Diluted Share Count: As of today, Ebix expects its diluted share count at December 31, 2022 to be approximately 30.8 million shares.

Dividend: Ebix paid its regular quarterly dividend of $0.075 per share in Q3 2022 for a total cost of $2.3 million.

Steve Hamil, EVP and Global CFO added, “Despite the highest negative impact from foreign exchange movements we have seen in at least five years, the Company delivered significant growth in revenue and EPS in Q3 2022 and has produced Adjusted EBITDA (EBITDA plus non-cash stock compensation expense) of $107.1 million in the nine months of fiscal 2022. That represents a year-over-year 5% increase year-to-date in 2022. With continued improvement for the solutions and services most negatively impacted by COVID-19 and the stability of our insurance exchanges revenues and growth in our risk compliance solutions revenues, Ebix management is optimistic about the future of the Company and our strong market positions and the diverse nature of our global revenues.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q3 2022

	Net Income	Diluted EPS
Q3 2022 GAAP Net Income	$18,250	$0.59
Q3 2022 GAAP Operating Income	$30,361

Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,285	$0.07
Stock-Based Compensation (1)	$971	$0.03
Non-operating expense (2)	$438	$0.01
Income Tax Effects of Non–GAAP Adjustments (3)	($218)	($0.01)

Total Non-GAAP Adjustments (Operating Income)	$3,256
Total Non-GAAP Adjustments (Net Income)	$3,476	$0.11

Third Quarter 2022 Non-GAAP Net Income	$21,726	$0.71
Third Quarter 2022 Non-GAAP Operating Income	$33,617

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Non-recurring non-operating expense that is unrelated to any operating activities.
(3)	Non-GAAP adjustment is based on the Q3 2022 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP operating income and non-GAAP diluted earnings per share. Non-GAAP operating income , non-GAAP net income and non-GAAP diluted earnings per share from operations exclude amortization of intangibles, stock-based compensation, as well as certain non-recurring expenses that are not associated with our ongoing operating business activities.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details:

Call Date/Time:	Wednesday, November 9, 2022 at 11:00 a.m. EST
US & Canada Toll Free	+800 715-9871; Call ID # 1635556
Live Listen-Only Webcast:	https://edge.media-server.com/mmc/p/p6b4bvbq
Audio Replay URL:	www.ebix.com/investorhome within one day of the call

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis using Software-as-a-Service (“SaaS”) enterprise solutions in the area of customer relationship management (CRM), front-end and back-end systems, and outsourced administration and risk compliance services.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in many Association of Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management in India and other countries primarily in Asia and the Middle East. EbixCash’s Forex operations is a leader in India’s airport Forex business, with operations in 16 international airports, including Delhi, Mumbai, Hyderabad, Chennai and Kolkata, combined having conducted over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processed approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 500,000 agents and approximately 18,000 registered corporate clients, combined having processed an estimated $2.5 billion in gross merchandise value per annum (pre-COVID-19). EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. The EbixCash’s e-learning solutions are provided to schools across the breadth of India via high quality 2-D and 3-D animation and multimedia learning. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts and wars.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating revenue	$257,904	$191,736	$794,938	$728,111

Operating expenses:
Cost of services provided	174,265	120,799	554,438	519,360
Product development	10,483	10,151	30,964	29,838
Sales and marketing	3,973	3,417	12,249	10,636
General and administrative, net	34,400	25,399	93,049	70,071
Amortization and depreciation	4,422	3,834	13,660	11,619

Total operating expenses	227,543	163,600	704,360	641,524

Operating income	30,361	28,136	90,578	86,587
Interest income	68	24	196	49
Interest expense	(15,467)	(10,985)	(37,382)	(29,526)
Non-operating (loss) income	(438)	(1,262)	(1,580)	(2,516)
Foreign currency exchange gain (loss)	4,928	(160)	9,051	(776)

Income before income taxes	19,452	15,753	60,863	53,818
Income tax (expense) benefit	(1,926)	(730)	(6,108)	(2,559)

Net income including noncontrolling interest	17,526	15,023	54,755	51,259
Net loss attributable to noncontrolling interest	(724)	(428)	(2,029)	(1,504)

Net income attributable to Ebix, Inc.	$18,250	$15,451	$56,784	$52,763

Basic earnings per common share attributable to Ebix, Inc.	$0.59	$0.50	$1.85	$1.72

Diluted earnings per common share attributable to Ebix, Inc.	$0.59	$0.50	$1.85	$1.72

Basic weighted average shares outstanding	30,777	30,646	30,745	30,595

Diluted weighted average shares outstanding	30,783	30,701	30,748	30,650

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,977	$99,625
Receivables from service providers	1,456	1,352
Short-term investments	19,705	16,463
Restricted cash	7,990	9,080
Fiduciary funds - restricted	2,031	2,046
Trade accounts receivable, less allowances of $18,772 and $19,874, respectively	156,110	153,609
Other current assets	78,007	84,389

Total current assets	336,276	366,564

Property and equipment, net	58,439	54,359
Right-of-use assets	9,583	10,051
Goodwill	887,302	939,249
Intangibles, net	38,025	46,795
Indefinite-lived intangibles	16,647	16,647
Capitalized software development costs, net	23,690	21,565
Deferred tax asset, net	104,299	84,514
Other assets	30,677	33,505

Total assets	$1,504,938	$1,573,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$75,691	$86,181
Payables to service agents	13,626	6,296
Accrued payroll and related benefits	9,864	11,360
Working capital facility	6,052	5,607
Fiduciary funds - restricted	2,031	2,046
Revolving line of credit	439,401	—
Short-term debt	—	1,954
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $1,189 and $1,635, respectively	190,155	28,577
Contract liabilities	33,134	33,164
Lease liability	3,313	3,173
Other current liabilities	32,060	26,837

Total current liabilities	805,327	205,195

Revolving line of credit	—	439,402
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $0 and $261, respectively	194	184,676
Contingent liability for accrued earn-out acquisition consideration	2,332	2,557
Contract liabilities	8,498	8,193
Lease liability	6,571	7,139
Deferred tax liability, net	1,150	1,150
Other liabilities	20,840	25,383

Total liabilities	844,912	873,695

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,787,595 issued and outstanding, at September 30, 2022, and 30,683,393 issued and outstanding at December 31, 2021	3,079	3,068
Additional paid-in capital	17,855	15,068
Retained earnings	809,037	759,208
Accumulated other comprehensive loss	(212,148)	(122,022)

Total Ebix, Inc. stockholders’ equity	617,823	655,322
Noncontrolling interest	42,203	44,232

Total stockholders’ equity	660,026	699,554

Total liabilities and stockholders’ equity	$1,504,938	$1,573,249

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$56,784	$52,763
Net loss attributable to noncontrolling interest	(2,029)	(1,504)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	13,660	11,619
Provision (benefit) for deferred taxes	(25,361)	(3,698)
Share-based compensation	2,905	4,034
(Benefit) provision for doubtful accounts	1,687	(2,742)
Amortization of right-of-use assets	2,633	3,462
Amortization of capitalized software development costs	2,246	2,487
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(15,994)	(3,078)
Receivables from service providers	(104)	(11,371)
Payables to service agents	7,330	2,640
Other assets	1,577	(6,658)
Accounts payable and accrued expenses	(3,195)	(1,711)
Accrued payroll and related benefits	(736)	(2,929)
Contract liabilities	2,415	(316)
Lease liabilities	(2,532)	(3,179)
Reserve for potential uncertain income tax return positions	—	789
Other liabilities	3,807	(782)

Net cash provided by operating activities	45,093	39,826

Cash flows from investing activities:
Capitalized software development costs	(5,676)	(4,552)
Maturities (purchases) of unrestricted marketable securities, net	(4,518)	11,856
Capital expenditures	(12,671)	(5,325)

Net cash (used in) provided by investing activities	(22,865)	1,979

Cash flows from financing activities:
Principal payments of term loan obligation	(23,464)	(36,945)
Forfeiture of certain shares to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vested	(107)	(150)
Dividend payments	(6,954)	(6,963)
Payments of debt obligations, net	(1,953)	(205)
(Payments) of/Borrowing under working capital facility, net	868	(8,581)
Payments of financing lease obligations, net	(147)	(102)

Net cash used in financing activities	(31,757)	(52,946)

Effect of foreign exchange rates on cash	(21,252)	(5,222)

Net change in cash and cash equivalents, and restricted cash	(30,781)	(16,363)
Cash and cash equivalents, and restricted cash at the beginning of the period	114,764	120,213

Cash and cash equivalents, and restricted cash at the end of the period	$83,983	$103,850

Supplemental disclosures of cash flow information:
Interest paid	$32,989	$24,118
Income taxes paid	$28,875	$14,430